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                                   EXHIBIT 11

                         CHATTEM, INC. AND SUBSIDIARIES
                 STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (UNAUDITED AND IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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                                                             FOR THE THREE MONTHS ENDED            FOR THE NINE MONTHS ENDED
                                                                      AUGUST 31,                           AUGUST 31,
                                                             --------------------------            -------------------------
                                                                 1995            1994                  1995          1994
                                                             -----------      ---------            -----------     ---------
NET INCOME (LOSS):
  Continuing operations...................................    $  1,673         $  1,212             $   1,732       $  1,772
  Discontinued operations.................................       -                  239                10,538            979
  Extraordinary loss......................................       -               (1,556)                 (367)        (1,556)
                                                             -----------      ---------            -----------     ---------
    Net income (loss).....................................    $  1,673         $   (105)            $  11,903       $  1,195
                                                             ===========      =========            ===========     =========
WEIGHTED AVERAGE NUMBER OF COMMON AND
 COMMON EQUIVALENT SHARES OUTSTANDING.....................       7,292            7,292                 7,292          7,292
                                                             ===========      =========            ===========     =========
NET INCOME (LOSS) PER COMMON SHARE:
  Continuing operations...................................    $   0.23         $   0.17             $    0.24       $   0.24
  Discontinued operations.................................       -                 0.03                  1.44           0.14
  Extraordinary loss......................................       -                (0.21)                (0.05)         (0.21)
                                                             -----------      ---------            -----------     ---------

      Net income (loss) per common share..................    $   0.23         $  (0.01)            $    1.63       $   0.17
                                                             ===========      =========            ===========     =========

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